UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a -12

MENTOR GRAPHICS CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MENTOR GRAPHICS RESPONDS TO REQUESTED VOTING PROCEDURES

Mentor Graphics Corporation (“Mentor Graphics” or the “Company”) and its proxy solicitor MacKenzie Partners, Inc. have received inquiries from shareholders asking how it might be possible, in connection with the Mentor Graphics 2011 Annual Meeting of Shareholders on Thursday, May 12, 2011, to use the Mentor Graphics WHITE proxy card or beneficial owner voting instruction form - but also exercise a vote for one of the Carl Icahn nominees.

Mentor Graphics continues to urge shareholders to vote the Mentor Graphics WHITE proxy card in favor of all eight current directors.

However, in response to inquiries from shareholders who have indicated that they wish to vote for a number of other validly nominated candidates, Mentor Graphics and its proxy solicitor advise these shareholders to vote on the WHITE proxy card (or WHITE instruction form for beneficial owners) by crossing out the name(s) of the incumbent director(s) the shareholder does not wish to vote for and by writing in, on the face of the proxy card, the name(s) of the other person(s) for whom the shareholder wishes to vote. Mentor Graphics’ proxy solicitor has reviewed these procedures with Broadridge, the agent for most brokerage firms and banks as custodians of beneficial shares, and Broadridge has affirmed that it is prepared to accept voting instructions from beneficial owners following these suggested procedures.

Mentor Graphics and its proxy solicitor also advise that in connection with such action, an additional statement should be added to the face of the Mentor Graphics WHITE proxy card, suggested as follows:

“The written-in name indicated is a substitute for the applicable crossed-out director nominee(s) and not a withhold vote for any such crossed-out nominee(s).”

Mentor Graphics has consulted its Oregon counsel regarding the suggested voting procedures described above and has received advice that such procedures are permissible under Oregon law. Mentor Graphics’ proxy solicitor has also been advised by IVS Associates, Inc., the independent inspector for the 2011 Annual Meeting, that it would be prepared to accept proxies submitted on the Mentor Graphics WHITE proxy card pursuant to the procedures described above.

If you have any questions or require assistance in voting your shares, shareholders may call Mentor Graphics’ proxy solicitor, MacKenzie Partners, at the phone numbers listed below.

Any shareholder who holds shares beneficially or in “street name” will need to contact its bank, broker or other nominee in the event such shareholder wishes to utilize the procedures described above (or to change any previously submitted vote). Each shareholder is reminded that even if it has previously signed a proxy card sent by the Icahn entities, it has the right to change its vote by submitting the Mentor Graphics WHITE proxy card. Only the latest dated proxy card voted will be counted.

Important Information

On March 31, 2011, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s upcoming 2011 annual meeting of shareholders. Shareholders are advised to read the Company’s definitive proxy statement and any other relevant documents filed by the Company with the SEC, before making any voting or investment decision because they contain important information. The definitive proxy statement is, and any other relevant documents and other material filed with the SEC concerning the Company will be, when filed, available free of charge at http://www.sec.gov and http://www.mentor.com/company/investor_relations. In addition, copies of the proxy materials may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc., by telephone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

If you have any questions, require assistance in voting your shares, or need additional copies of Mentor Graphics’ proxy materials, please call MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885